As filed with the Securities and Exchange Commission on November 2, 2010
Registration Statement No. 333- •

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENTRÉE GOLD INC.

(Exact name of Registrant as specified in its charter)

British Columbia	1040	Not Applicable
(Province or other jurisdiction of incorporation or organization )	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Suite 1201 – 1166 Alberni Street
Vancouver, British Columbia
Canada V6E 3Z3
(604) 687-4777

(Address and telephone number of Registrant’s principal executive offices)

CT Corporation
111 Eighth Avenue, 13 Floor
New York, NY 10011
(212) 894-8940

 (Name, address (including zip code) and telephone number  (including area code) of agent for service in the United States)

Copies to:
Kenneth G. Sam, Esq. Jason K. Brenkert, Esq. Dorsey & Whitney LLP Republic Plaza Building, Suite 4700 370 Seventeenth Street Denver, Colorado 80202-5647	Susan McLeod Entrée Gold Inc. Suite 1201 – 1166 Alberni Street Vancouver, British Columbia Canada V6E 3Z3

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this registration statement.

Province of British Columbia, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A.	☐	Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒	At some future date (check the appropriate box below):

1.	☐	pursuant to Rule 467(b) on __(date) at___(time) (designate a time not sooner than 7 calendar days after filing).

2.	☐
pursuant to Rule 467(b) on __(date) at ___(time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ___(date).

3.	☐
pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.   ☒

CALCULATION OF REGISTRATION FEE

Title of each class of	Proposed maximum	Amount of
securities to be registered	aggregate offering price (1)(2)	registration fee
Common Shares, Warrants, Subscription Receipts(3)	U.S.$98,150,000	U.S.$6,998.10
TOTAL	U.S.$98,150,000	U.S.$6,998.10

(1)
Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered or the proposed maximum offer price per security.  The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant.  In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed U.S.$98,150,000.

(2)
U.S. dollar amounts are calculated based on the maximum aggregate offering price of Cdn.$100,000,000 converted into U.S. dollars based on the noon rate of exchange on October 29, 2010, as reported by the Bank of Canada, for the conversion of Canadian dollars into U.S. dollars of Cdn$1.00 equals US$0.9815.

(3)
Subject to footnote (1), there are being registered hereunder an indeterminate number of Common Shares, Warrants to Purchase Common Shares, and Subscription Receipts as may be sold from time to time by the Registrant.  There are also being registered hereunder an indeterminate number of Common Shares as may be issuable upon exercise of Warrants or as part of Subscription Receipts.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act, or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Information contained herein is subject to completion or amendment.  A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SUBJECT TO COMPLETION DATE NOVEMBER 1, 2010

Preliminary Short Form Base Shelf Prospectus

New Issue	Prospectus Dated November 2, 2010

ENTRÉE GOLD INC.

Cdn$100,000,000

Common Shares

Warrants

Subscription Receipts

Entrée Gold Inc. (“Entrée”) may offer for sale, from time to time, common shares of Entrée (“Common Shares”), warrants to purchase Common Shares (“Warrants”) or subscription receipts which entitle the holder to receive upon satisfaction of certain release conditions, and for no additional consideration, Common Shares or Warrants or any combination thereof (“Subscription Receipts”) (collectively, the “Securities”) or any combination of such Securities in one or more offerings, up to an aggregate initial offering price of Cdn$100,000,000 during the 25-month period that this short form base shelf prospectus (the “Prospectus”), including any amendments hereto, remains valid.

This offering is being made by a Canadian issuer that is permitted, under a multi-jurisdictional disclosure system adopted by Canada and the United States, to prepare this Prospectus in accordance with the disclosure requirements of Canada.  Investors should be aware that such requirements are different from those of the United States.

Investors should be aware that owning Securities may subject them to tax consequences both in Canada and the United States.  Such consequences may not be described fully herein or in any Prospectus Supplement.  Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that Entrée is incorporated under the laws of the province of British Columbia, some of the Company’s officers and directors are resident of a country other than the United States and the experts named in this Prospectus are residents of a country other than the United States, and a substantial portion of the Company’s assets and the assets of those officers, directors and experts are located outside of the United States.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THE SECURITIES OFFERED HEREBY OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

An investment in the Securities involves a high degree of risk.  The risk factors outlined or incorporated by reference in this Prospectus should be carefully reviewed and considered by prospective investors in connection with an investment in the Securities.  See “Risk Factors” in this Prospectus and “Risk Factors” in the AIF herein incorporated by reference.

No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in a shelf prospectus supplement (a “Prospectus Supplement”) and may include, where applicable:  (i) in the case of Common Shares, the number of Common Shares offered, the offering price and any other specific terms; (ii) in the case of Warrants, the designation, number and terms of the Common Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms; and (iii) in the case of Subscription Receipts, the designation, number and terms of the Common Shares or Warrants receivable upon satisfaction of certain release conditions, any procedures that will result in the adjustment of those numbers, any additional payments to be made to holders of Subscription Receipts upon satisfaction of the release conditions, the terms of the release conditions, terms governing the escrow of all or a portion of the gross proceeds from the sale of the Subscription Receipts, terms for the refund of all or a portion of the purchase price for Subscription Receipts in the event the release conditions are not met and any other specific terms.  A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters set forth in this Prospectus.

All shelf information permitted under applicable securities legislation to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus.  Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.  Entrée may offer and sell Securities to or through underwriters or dealers, directly to one or more purchasers pursuant to applicable statutory exemptions, or through agents designated from time to time.  The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent engaged in connection with the offering and sale of Securities and will set forth the plan of distribution for such Securities, including the proceeds to Entrée and any fees, discounts, concessions or other compensation payable to the underwriters, dealers or agents, and any other material terms of the plan of distribution. See “Plan of Distribution”.

In connection with any offering of the Securities, except with respect to an “at-the-market distribution”, unless otherwise specified in a Prospectus Supplement, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

No underwriter or dealer involved in an “at-the-market distribution”, as defined under applicable Canadian securities legislation, under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the securities.

The outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “ETG”, on the NYSE Amex (the “Amex”) under the symbol “EGI” and on the Frankfurt Stock Exchange (the “FSE”) under the symbol “EKA”.  The closing price of the Common Shares on the TSX, the Amex and the FSE on November 1, 2010, was Cdn$2.59, US$2.54 and €1.89, respectively.  There is currently no market through which Securities, other than the Common Shares, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation.  See “Risk Factors” in this Prospectus and “Risk Factors” in the AIF incorporated herein by reference.

 Unless the context otherwise requires, references to the “Company”, “we”, “us” or “our” means Entrée and each of its subsidiaries.  Reference to “Entrée” means Entrée Gold Inc. only.

Entrée’s head office is located at Suite 1201-1166 Alberni Street, Vancouver, British Columbia, V6E 3Z3 and its registered office is located at Suite 2900-550 Burrard Street, Vancouver, British Columbia, V6C 0A3.

The registrar and transfer agent of Entrée’s Common Shares is Computershare Investor Services Inc. at its offices in both Vancouver and Toronto. Their address is 3rd Floor, 510 Burrard Street, Vancouver, British Columbia, V6C 3G9.

TABLE OF CONTENTS

DOCUMENTS INCORPORATED BY REFERENCE	1
FORWARD-LOOKING STATEMENTS, FORWARD-LOOKING INFORMATION AND RISK FACTORS	2
MINERAL RESERVES AND RESOURCES	3
CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION	3
THE COMPANY	4
SUMMARY DESCRIPTION OF THE BUSINESS	6
RISK FACTORS	7
CONSOLIDATED CAPITALIZATION	17
INCOME TAX CONSIDERATIONS	17
PLAN OF DISTRIBUTION	17
FINRA RULE 5110	18
USE OF PROCEEDS	19
DESCRIPTION OF SECURITIES	19
PRIOR SALES	24
TRADING PRICE AND VOLUME	26
LEGAL MATTERS	26
INTEREST OF EXPERTS	26
ENFORCEABILITY OF CIVIL LIABILITIES	27
WHERE YOU CAN FIND ADDITIONAL INFORMATION	27
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT	28

Prospective investors should rely only on the information contained or incorporated by reference in this Prospectus or any applicable Prospectus Supplement and on the other information included in the registration statement of which this Prospectus forms a part.  The Company has not authorized anyone to provide different or additional information.  The Company is not making an offer to sell or seeking an offer to buy the Securities in any jurisdiction where the offer or sale is not permitted.  Prospective investors should assume that the information contained in this Prospectus or any applicable Prospectus Supplement is accurate only as of the date on the front of those documents and that information contained in any document incorporated by reference is accurate only as of the date of that document, regardless of the time of delivery of this Prospectus or any applicable Prospectus Supplement or of any sale of the Securities.  The Company’s business, financial condition, results of operations and prospects may have changed since those dates.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar authorities in each of the provinces of Canada other than Quebec.  Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Entrée at Suite 1201-1166 Alberni Street, Vancouver, British Columbia, V6E 3Z3, Telephone: (604) 687-4777, and are also available electronically at www.sedar.com.  The filings of the Company through the System for Electronic Document Analysis and Retrieval (“SEDAR”) are not incorporated by reference in this Prospectus except as specifically set out herein.

The following documents, which we have filed with the various securities commissions or similar authorities in each of the provinces of Canada other than Quebec, are specifically incorporated by reference into and form an integral part of, this Prospectus:

(a)	the amended and restated annual information form (the “AIF”) for the fiscal year ended December 31, 2009, dated and filed on November 2, 2010;

(b)
the audited consolidated financial statements, the notes thereto and the auditors report thereon as at and for the fiscal year ended December 31, 2009 (the “Annual Financial Statements”), together with management’s discussion and analysis (“MD&A”) for the Annual Financial Statements, both filed on March 31, 2010;

(c)
the unaudited consolidated financial statements as at and for the three and six months ended June 30, 2010 and the notes thereto (the “Interim Financial Statements”), together with the MD&A for such Interim Financial Statements, both filed on August 13, 2010;

(d)	the management proxy circular dated May 3, 2010 prepared in connection with the annual and special meeting of our shareholders held on June 7, 2010, filed on May 12, 2010;

(e)	the material change report dated May 11, 2010 and filed on May 20, 2010 with respect to the first ore reserves calculated on the Hugo North Extension deposit; and

(f)	the material change report dated June 30, 2010 and filed on July 5, 2010 with respect to the closing of the Company’s acquisition of PacMag Metals Limited (“PacMag”).

Any document of the type referred to in Section 11.1 of Form 44-101F1- Short Form Prospectus filed by us with a securities commission or any similar regulatory authority in Canada after the date of this Prospectus and prior to the termination of the distribution shall be deemed to be incorporated by reference in this Prospectus.

The filing of a material change report with a securities commission or similar regulatory authorities in Canada, except a confidential material change report, during the currency of this Prospectus shall be deemed to be incorporated by reference in this Prospectus.

Any report filed by the Company with the SEC or furnished by the Company to the SEC pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Prospectus until all of the Securities under this Prospectus are sold shall be deemed to be incorporated by reference into the registration statement which this Prospectus forms a part of, if and to the extent expressly provided in such report.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.  The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.  Any statement so modified or superseded shall not be deemed in its unmodified or superseded form to constitute part of this Prospectus.

A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of Securities covered by that Prospectus Supplement.

Upon a new annual information form and new annual financial statements together with the auditor’s report thereon and related MD&A being filed by Entrée with, and where required, accepted by, the applicable securities commissions or any similar regulatory authorities in Canada during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and all interim financial statements and related MD&A, and material change reports filed prior to the commencement of Entrée’s financial year in which the new annual information form was filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder.  In addition, upon a new management proxy circular for the annual meeting of shareholders being filed by Entrée with the applicable securities regulatory authorities during the currency of this Prospectus, the previous management proxy circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for the purposes of future offers and sales of Securities hereunder.

Information contained on our website is not part of this Prospectus or incorporated by reference herein.

FORWARD-LOOKING STATEMENTS, FORWARD-LOOKING INFORMATION
AND RISK FACTORS

This Prospectus and the documents incorporated herein by reference, contain forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and forward-looking information within the meaning of applicable Canadian securities laws.

Forward-looking statements include, but are not limited to, the future price of gold and copper, the estimation of mineral reserves and resources, the realization of mineral reserve and resource estimates, the timing and amount of estimated future production, costs of production, capital expenditures, cost and timing of the development of new deposits, success of exploration activities, permitting time lines, currency fluctuations, requirements for additional capital, government regulation of mining operations, environmental risks, unanticipated reclamation expenses, title disputes or claims and limitations on insurance coverage. In certain cases, forward-looking statements can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “budgeted”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, or “does not anticipate” or “believes” or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might” “will be taken”, “occur” or “be achieved”. While the Company has based these forward-looking statements on its expectations about future events as at the date that such statements were prepared, the statements are not a guarantee of the Company’s future performance and are subject to risks, uncertainties, assumptions and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Such factors and assumptions include, amongst others, the effects of general economic conditions, changing foreign exchange rates and actions by government authorities, uncertainties associated with legal proceedings and negotiations and misjudgements in the course of preparing forward-looking statements. In addition, there are also known and unknown risk factors which may cause the actual results, performances or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, risks related to international operations; actual results of current exploration activities; conclusions of economic evaluations; changes in project parameters as plans continue to be refined; future prices of gold and copper; possible variations in ore reserves, grade recovery and rates; failure of plant, equipment or processes to operate as anticipated; accidents, labour disputes and other risks of the mining industry; delays in obtaining government approvals or financing or in the completion of development or construction activities, as well as those factors discussed in the section entitled “Risk Factors” in this Prospectus and in the section entitled “Risk Factors” in the AIF incorporated herein by reference. Although the

Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be anticipated, estimated or intended. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Except as required under applicable securities legislation, the Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.  Accordingly, readers should not place undue reliance on forward-looking statements.

Specific reference is made to “Risk Factors” herein, “Risk Factors” in the AIF incorporated by reference herein and the MD&A incorporated by reference herein for a discussion of the factors underlying forward-looking statements and forward-looking information.

MINERAL RESERVES AND RESOURCES

The Company's exploration activities are under the supervision of Robert Cann, P.Geo., Vice President, Exploration of Entrée. Mr. Cann is a “qualified person” as defined in National Instrument 43-101- Standards of Disclosure for Mineral Projects. Except where otherwise noted, Mr. Cann is also responsible for the preparation of technical information contained or incorporated by reference into this Prospectus.

Cautionary Note to United States Investors:

The disclosure in this Prospectus and documents incorporated by reference has been, and any Prospectus Supplement will be, prepared in accordance with the requirements of Canadian securities laws, which differ from the requirements of United States securities laws.  Disclosure, including scientific or technical information, has been made in accordance with Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”).  NI 43-101 is an instrument developed by the Canadian Securities Administrator that establishes standards for all public disclosure that an issuer makes of scientific and technical information concerning mineral projects.  For example, the terms “measured mineral resources”, “indicated mineral resources” “inferred mineral resources” and “probable mineral reserves” are used in this Prospectus and documents incorporated by reference to comply with the reporting standards of Canada.  While those terms are recognized and required by Canadian regulators, the SEC does not recognize them.  Under United States standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made.  Investors are cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into mineral reserves.  These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility.  It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources, inferred mineral resources or probable mineral reserves will ever be upgraded to a higher category.  In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies.  Investors are cautioned not to assume that any part of the reported measured mineral resources, indicated mineral resources or inferred mineral resources in this Prospectus, the documents incorporated herein by reference or any Prospectus Supplement is economically or legally mineable and will ever be classified as a reserve.  In addition, the definitions of proven and probable mineral reserves used in NI 43-101 differ from the definitions in the SEC Industry Guide 7.  Under SEC Industry Guide 7 standards, a “Final” or “Bankable” feasibility study is required to report reserves, the three year historic average price is used in any reserve or cash flow analysis to designate reserves, and the primary environmental analysis or report must be filed with the appropriate governmental authority.  Disclosure of “contained ounces” is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute reserves as in place tonnage and grade without reference to unit measures.  Accordingly, information contained in this Prospectus and any Prospectus Supplement containing descriptions of the Company’s mineral properties may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

Entrée’s financial statements are stated in United States dollars and are prepared in conformity with United States Generally Accepted Accounting Principles. In this Prospectus, all dollar amounts are expressed in United States dollars unless otherwise specified. Because the Company’s principal executive office is located in Canada, many of its obligations are and will continue to be incurred in Canadian dollars (including, by way of example, salaries, rent and similar expenses). Where the disclosure is not derived from the Annual Financial Statements, the Company has not converted Canadian dollars to United States dollars for purposes of making the disclosure in this Prospectus.

The noon rate of exchange on November 1, 2010, as reported by the Bank of Canada, for the conversion of Canadian dollars into United States dollars was Cdn$1.0136 per US$1.00 (Cdn$1.00 equals US$0.9866).

The following table sets forth (i) the rate of exchange for the Canadian dollar, expressed in United States dollars, in effect at the end of the periods indicated, (ii) the average of exchange rates during such periods, and (iii) the high and low exchange rates during such periods, each based on the noon rate of exchange as reported by the Bank of Canada for the conversion of Canadian dollars into United States dollars.

	Six Month Period Ended June 30, 2010	Year Ended December 31,
		2009	2008	2007
Rate at end of period	1.0052	0.9555	0.8166	1.0120
Average rate for period	0.9669	1.1420	0.9381	0.9304
High for Period	0.9950	1.3000	1.0289	1.0905
Low for Period	0.9462	1.0292	0.7711	0.8437

THE COMPANY

Entrée was incorporated in British Columbia, Canada, on July 19, 1995, under the name “Timpete Mining Corporation”.  On February 5, 2001, we changed our name to “Entrée Resources Inc.”  On October 9, 2002, we changed our name to “Entrée Gold Inc.” and, on January 22, 2003, we changed our jurisdiction of domicile from British Columbia to the Yukon Territory by continuing our company into the Yukon Territory. On May 27, 2005, Entrée changed its governing jurisdiction from the Yukon Territory to British Columbia by continuing into British Columbia under the Business Corporation Act (British Columbia).

The Company’s principal executive office is located at Suite 1201-1166 Alberni Street, Vancouver, British Columbia, Canada V6E 3Z3. The Company maintains an administrative office in Ulaanbaatar, the capital of Mongolia, to support Mongolian operations. The address of the Mongolian office is Jamyan Gun Street-5, Ar Mongol Travel Building, Suite #201, #202, Sukhbaatar District, 1st Khoroo, Ulaanbaatar, Mongolia.  The Company also maintains an administrative office at 2221 East Street, Suite 210, Golden, Colorado, 80401, United States to support U.S. operations. Our registered office and address for service is care of our solicitors, Fasken Martineau DuMoulin LLP, Suite 2900-550 Burrard Street, Vancouver, British Columbia, Canada, V6C 0A3.

The Company is focused on the worldwide exploration of gold and copper prospects.  Our material properties are the Lookout Hill project in Mongolia, and the Ann Mason project in Nevada, United States.  We also have interests in early exploration stage properties in Mongolia, the United States, Australia, Canada, Peru and China.  We own our property interests through the 19 subsidiaries set out in our organizational chart below.  All of our subsidiaries are 100% owned.

*Entrée LLC holds the Shivee Tolgoi and Javhlant mining licences in Mongolia.  A portion of the Shivee Tolgoi mining licence area and all of the Javhlant mining licence area are held beneficially for a joint venture between Entrée and Oyu Tolgoi LLC, which is owned by Ivanhoe Mines Ltd. as to 66% and by the Government of Mongolia as to 34%.  Oyu Tolgoi LLC and Ivanhoe Mines Ltd. are together, “Ivanhoe Mines”.  See “Summary Description of theBusiness” below.  The balance of the Shivee Tolgoi mining licence area is 100% owned by Entrée.

**MIM (USA) Inc. holds the Ann Mason project in Nevada, United States.  The project is 100% owned by Entrée.

SUMMARY DESCRIPTION OF THE BUSINESS

The Company is focused on the worldwide exploration of gold and copper prospects.  The Company’s expertise is in exploring for deep and/or concealed porphyry deposits.

The Company’s principal property is the Lookout Hill project in Mongolia, which is comprised of two mining licences totalling 75,106 hectares.  The Lookout Hill project completely surrounds Ivanhoe Mines’ Oyu Tolgoi project, and hosts the Hugo North Extension of the Hugo Dummett North copper-gold deposit and the Heruga copper-gold-molybdenum deposit. These deposits are located within a 39,864 hectare land area comprised of the eastern portion of the Shivee Tolgoi mining licence and all of the Javhlant mining licence, which is subject to a joint venture between Entrée and Ivanhoe Mines (the “Joint Venture” or the “Entrée-Ivanhoe Joint Venture”).

NI 43-101 compliant resource estimates have been completed on both deposits, as well as a probable reserve estimate on the Hugo North Extension deposit.  Under the terms of the Joint Venture, Ivanhoe Mines has an 80% interest in minerals deeper than 560 metres extracted from below the surface on the Joint Venture property and a 70% interest in minerals above that elevation.  Entrée can elect to be carried to production by Ivanhoe Mines through debt financing at prime +2% (set by the Royal Bank of Canada) or Ivanhoe Mines’ cost of capital, whichever is less, with its share of development costs repaid only from 90% of future production cash flow.

Ivanhoe Mines prepared a study titled “Integrated Development Plan 2010” (IDP10), which represents the first opportunity to publically update the previous Oyu Tolgoi Integrated Development Plan 2005 (IDP05) for all aspects of the Oyu Tolgoi project within the framework of a signed and effective Investment Agreement with the Government of Mongolia (the "Investment Agreement").  IDP10 presents two complementary development cases: a reserve case, based strictly on proven and probable mineral reserves, and a life of mine (sensitivity) case, which adds a large base of inferred resources to the reserve case.  Both the reserve case and the life of mine case include resources from the Joint Venture area.

The 35,242 hectare western portion of the Shivee Tolgoi mining licence (“Shivee West”) is 100% owned by the Company, and is not subject to the Joint Venture.  Ivanhoe Mines retains a first right of refusal on this ground.  Shivee West is currently under exploration by the Company. Entrée budgeted approximately US$4.0 million for the first phase of the 2010 exploration program on Shivee West.  Surface work began in April and consisted of a deep-probing induced polarization (IP) survey, a close-spaced gravity survey, geochemical sampling and detailed geological mapping to augment the existing database followed by a diamond drilling program initiated in late June.  To date in 2010, 7,682 metres have been completed in eight holes testing deep targets along this trend.  A further four holes are planned to complete the Company’s 2010 exploration program.

For further details regarding the Lookout Hill project in Mongolia, please see “Material Mineral Properties - Mongolia” in the AIF, which is incorporated herein by reference.

The Company also has a 100% interest in the Ann Mason project in Nevada.  The project is defined by the mineral rights to 241 unpatented lode claims covering an area of approximately 1,837 hectares.  A NI 43-101 compliant inferred resource estimate has been completed on the Ann Mason deposit.  Entrée has budgeted US$3.7 million for a work program on the project in 2010.  Up to US$2.7 million has been approved to conduct deep-penetrating IP geophysical surveys, to be followed by core drilling to explore the potential for higher grade mineralization at depth and for extensions west of the currently defined Ann Mason resource.  A budget of US$1.07 million has been approved to conduct detailed geochemical sampling and drilling to test the extent of shallow oxide copper mineralization in the Blue Hills copper oxide zone, which straddles the western boundary of the Ann Mason property.  For further details regarding the Ann Mason project, please see “Material Mineral Properties - USA” in the AIF, which is incorporated herein by reference.

Aside from its Lookout Hill and Ann Mason projects, the Company has additional exploration projects in Mongolia, the United States, Peru, Australia, China and Canada. For further information, please see “Mineral Properties – Non-Material Projects” in the AIF, which is incorporated herein by reference.

More detailed information regarding the Company, its operations and properties can be found in the AIF and other documents which are incorporated herein by reference.  See “Documents Incorporated by Reference”.

RISK FACTORS

The following risks and uncertainties may have a material adverse effect on our operations and the market price or value of the Securities.

This Prospectus contains forward-looking statements, and any assumptions upon which they are based are made in good faith and reflect our current judgment regarding the direction of our business. Actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this Prospectus. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

We are engaged in mining, development and exploration activities which, by their nature, are speculative due to the high-risk nature of our business and the present stage of our various properties.  The Securities should be considered a highly speculative investment due to the nature of our business.  Prospective investors should carefully consider all of the information disclosed in this Prospectus, including all documents incorporated by reference, and in particular the risk factors set out below and under the heading “Risk Factors” contained in the AIF incorporated herein by reference, prior to making an investment in us.  Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below are not the only ones facing our Company. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

Risks Resulting From The Close Connection Between Ivanhoe Mines’ Oyu Tolgoi Project And The Company’s Lookout Hill Project.

As a result of the close connection between Ivanhoe Mines’ Oyu Tolgoi project and the Entrée-Ivanhoe Joint Venture, certain risk factors associated with Ivanhoe Mines are also applicable to Entrée and may adversely affect Entrée, including the following:

The actual cost of developing the Oyu Tolgoi project may differ significantly from Ivanhoe Mines’ estimates and involve unexpected problems or delays.

The estimates regarding the development and operation of the Oyu Tolgoi project are summarised in Ivanhoe Mines’ IDP10.  IDP10 updates the previous Integrated Development Plan 2005 and establishes two complementary development cases, which are based, in part, on assumptions about future metal prices.  The IDP10 derives estimates of net present value of the Oyu Tolgoi project based upon, among other things: anticipated tonnage, grades and metallurgical characteristics of ore to be mined and processed; anticipated recovery rates of copper and gold from the ore; cash operating costs of comparable facilities and equipment; and anticipated climatic conditions.  Actual operating costs, production and economic returns may differ significantly from those anticipated by the IDP10 and future development reports.  The development schedule for the Oyu Tolgoi project could also be adversely affected by various things, including: the failure of stakeholders to reach a timely consensus as to the optimal project development plans, parameters and schedules; Ivanhoe Mines’ inability to enforce the Investment Agreement against the Government of Mongolia; and Ivanhoe Mines’ inability to complete one or more future covenants in the Investment Agreement.  There are also a number of uncertainties inherent in the development and construction of any new mine, including the Oyu Tolgoi project.  These uncertainties include: the timing and cost, which can be considerable, of the construction of mining and processing facilities; the availability and cost of skilled labour, power, water and transportation; the availability and cost of appropriate smelting and refining arrangements; the need to obtain necessary environmental and other government permits, and the timing of those permits; and the availability of funds to finance construction and development activities.  The cost, timing and complexities of mine construction and development are increased by the remote location of a property such as the Oyu Tolgoi project.  It is common in new mining operations to experience unexpected problems and delays during development, construction and mine start-up.  In addition, delays in the commencement of mineral production often occur.  Accordingly, there is no assurance that Ivanhoe Mines’ future development activities will result in profitable mining operations. As Ivanhoe Mines also has effective control of the development of the Joint Venture property, in which Entrée maintains an interest, and IDP10 includes resources from the Joint Venture area, any delays in the development or operation of the Oyu Tolgoi project would also result in delays in the development of the Entrée-Ivanhoe Joint Venture.

Lack of infrastructure in proximity to the material properties could adversely affect mining feasibility.

The Oyu Tolgoi project and the Entrée-Ivanhoe Joint Venture are located in an extremely remote area, which currently lacks basic infrastructure, including sources of electric power, water, housing, food and transport, necessary to develop and operate a major mining project.  While Ivanhoe Mines has established the limited infrastructure necessary to conduct its current exploration and development activities, substantially greater sources of power, water, physical plant and transport infrastructure in the area will need to be established before Ivanhoe Mines can conduct mining operations.  Lack of availability of the means and inputs necessary to establish such infrastructure may adversely affect mining feasibility.  Establishing such infrastructure will, in any event, require significant financing, identification of adequate sources of raw materials and supplies and necessary approvals from national and regional governments, none of which can be assured.

The resource and reserve estimates for the Oyu Tolgoi project, including the Hugo North Extension and Heruga deposits, are estimates only, and are subject to change based on a variety of factors.

The estimates of reserves and resources, including the anticipated tonnages and grades that will be achieved or the indicated level of recovery that will be realized, are estimates and no assurances can be given as to their accuracy.  Such estimates are, in large part, based on interpretations of geological data obtained from drill holes and other sampling techniques.  Actual mineralization or formations may be different from those predicted.  It may also take many years from the initial phase of drilling before production is possible, and during that time the economic feasibility of exploiting a deposit may change.  Reserve and resource estimates are materially dependent on prevailing market prices and the cost of recovering and processing minerals at the mine site.  Market fluctuations in the price of metals or increases in the costs to recover metals may render the mining of ore reserves uneconomical and materially adversely affect operations.  Moreover, various short-term operating factors may cause a mining operation to be unprofitable in any particular accounting period.

Prolonged declines in the market price of metals may render reserves containing relatively lower grades of mineralization uneconomic to exploit and could reduce materially reserves and resources.  The estimates of mineral reserves and resources attributable to a specific property are based on accepted engineering and evaluation principles.  The estimated amount of contained metals in mineral reserves does not necessarily represent an estimate of a fair market value of the evaluated property.  Any significant change in the assumptions underlying the estimates, relating to commodity prices and exchange rates during the expected life of production, mineralization, the projected cost of mining, and the results of additional planned development work, could result in material downward revision to current estimates.

Risks Associated With Mining

Entrée’s properties are in the exploration and development stages.  There is no assurance that Entrée can establish the existence of any mineral reserves on any of its properties in commercially exploitable quantities.

Despite exploration work on Entrée’s mineral properties, Entrée has not established that any of its properties outside of the Entrée-Ivanhoe Joint Venture contain any mineral reserves,  nor can there be any assurance that Entrée will be able to do so.  Until the existence of mineral reserves in commercially exploitable quantities is established on a property, Entrée cannot earn any revenues from operations on that property and if the existence of mineral reserves in commercially exploitable quantities is never established, Entrée will lose all of the funds that it has expended on exploration.  If none of its properties contain mineral reserves in a commercially exploitable quantity, Entrée’s business may fail.

The probability of an individual prospect ever having a mineral reserve that meets the requirements of the definition is extremely remote.  In all probability its mineral resource properties do not contain any mineral reserves and any funds that Entrée spends on exploration will probably be lost.

Even if Entrée does eventually discover a mineral reserve on one or more of its properties outside of the Entrée-Ivanhoe Joint Venture, there can be no assurance that Entrée will be able to develop such properties into producing mines and extract those mineral reserves.  Both mineral exploration and development involve a high degree of risk and few properties which are explored are ultimately developed into producing mines.

The commercial viability of an established mineral deposit will depend on a number of factors including, for example, the size, grade and other attributes of the mineral deposit, the proximity of the resource to infrastructure such as a smelter, roads and a point for shipping, government regulation and market prices.  Most of these factors will be beyond Entrée’s control, and any of them could increase costs and make extraction of any identified mineral reserve unprofitable.

Mineral operations are subject to applicable law and government regulation.  Even if we discover a mineral resource in a commercially exploitable quantity, these laws and regulations could restrict or prohibit the exploitation of that mineral resource.  If we cannot exploit any mineral resource that we might discover on our properties, our business may fail.

Both mineral exploration and extraction require permits from various foreign, federal, state, provincial and local governmental authorities and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production, transport, export, taxation, labour standards, water rights, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters.  There can be no assurance that Entrée will be able to obtain or maintain any of the permits required for the continued exploration of its mineral properties or for the construction and operation of a mine on its properties at economically viable costs.  If Entrée cannot accomplish these objectives, its business could fail.

Entrée believes that it is in compliance with all material laws and regulations that currently apply to its activities but there can be no assurance that Entrée can continue to do so.  Current laws and regulations could be amended and Entrée might not be able to comply with them, as amended.  Further, there can be no assurance that Entrée will be able to obtain or maintain all permits necessary for its future operations, or that it will be able to obtain them on reasonable terms.  To the extent such approvals are required and are not obtained, Entrée may be delayed or prohibited from proceeding with planned exploration or development of its mineral properties.

Environmental hazards unknown to Entrée which have been caused by previous or existing owners or operators of the properties may exist on the properties in which Entrée holds an interest.  More specifically, in Mongolia, Entrée is required to deposit 50% of its proposed reclamation budget with the local Soum Governors office (a soum is the local Mongolian equivalent of a township or district) which will be refunded only on acceptable completion of land rehabilitation after mining operations have concluded.  Even if Entrée relinquishes its licences, Entrée will still remain responsible for any required reclamation.

In the U.S., exploration companies are required to apply to federal and state authorities for a work permit that specifically details the proposed work program.  A reclamation bond based on the amount of surface disturbance may be requested prior to the issuance of the appropriate permit.

If Entrée establishes the existence of a mineral reserve on any of its properties in a commercially exploitable quantity, Entrée will require additional capital and may need to acquire additional lands in order to develop the property into a producing mine.  If Entrée cannot raise this additional capital or acquire additional lands, Entrée will not be able to exploit the resource, and its business could fail.

If Entrée does discover mineral reserves in commercially exploitable quantities on any of its properties outside of the Entrée-Ivanhoe Joint Venture, Entrée will be required to expend substantial sums of money to establish the extent of the resource, develop processes to extract it and develop extraction and processing facilities and infrastructure.  Although Entrée may derive substantial benefits from the discovery of a major deposit, there can be no assurance that such a resource will be large enough to justify commercial operations, nor can there be any assurance that Entrée will be able to raise the funds required for development on a timely basis.  If Entrée cannot raise the necessary capital or complete the necessary facilities and infrastructure, its business may fail.

Entrée may be required to acquire rights to additional lands in order to develop a mine if a mine cannot be properly located on Entrée’s properties.  There can be no assurance that Entrée will be able to acquire such additional lands on commercially reasonable terms, if at all.

Mineral exploration and development is subject to extraordinary operating risks.  Entrée does not currently insure against these risks.  In the event of a cave-in or similar occurrence, its liability may exceed its resources, which would have an adverse impact on Entrée.

Mineral exploration, development and production involves many risks which even a combination of experience, knowledge and careful evaluation may not be able to overcome.  Entrée’s operations will be subject to all the hazards and risks inherent in the exploration, development and production of resources, including liability for pollution, cave-ins or similar hazards against which Entrée cannot insure or against which Entrée may elect not to insure.  Any such event could result in work stoppages and damage to property, including damage to the environment.  Entrée does not currently maintain any insurance coverage against these operating hazards.  The payment of any liabilities that arise from any such occurrence would have a material, adverse impact on Entrée.

Climatic conditions can affect operations.

Mongolia's weather varies to the extremes, with summer temperatures ranging up to 35° Celsius or more to winter lows of minus 31° Celsius.  Such adverse conditions often preclude normal work patterns and can severely limit exploration and mining operations, usually making work difficult from November through to March.  Although good project planning can ameliorate these factors, unseasonable weather can upset programs with resultant additional costs and delays.

Mineral prices are subject to dramatic and unpredictable fluctuations.

Entrée expects to derive revenues, if any, from the extraction and sale of precious and base metals such as gold, silver, molybdenum, and copper.  The price of those commodities has fluctuated widely in recent years, and is affected by numerous factors beyond Entrée’s control, including international economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities and increased production due to new extraction developments and improved extraction and production methods.  Mongolian law requires the sale or export of gold mined in Mongolia to be made through the Central Bank of Mongolia and/or other authorised entities at world market prices.  The effect of these factors on the price of base and precious metals, and, therefore, the economic viability of any of its exploration projects, cannot accurately be predicted.

The mining industry is highly competitive and there is no assurance that Entrée will continue to be successful in acquiring mineral claims.  If Entrée cannot continue to acquire properties to explore for mineral resources, Entrée may be required to reduce or cease operations.

The mineral exploration, development, and production industry is largely unintegrated.  Entrée competes with other exploration companies looking for mineral resource properties and the resources that can be produced from them.  While Entrée competes with other exploration companies in the effort to locate and licence mineral resource properties, Entrée does not compete with them for the removal or sale of mineral products from its properties if Entrée should eventually discover the presence of them in quantities sufficient to make production economically feasible.  Readily available markets exist worldwide for the sale of gold, copper and other mineral products.  Therefore, Entrée will likely be able to sell any gold, copper or mineral products that Entrée identifies and produces.

Entrée competes with many companies possessing greater financial resources and technical facilities.  This competition could adversely affect its ability to acquire suitable prospects for exploration in the future.  Accordingly, there can be no assurance that Entrée will acquire any interest in additional mineral resource properties that might yield reserves or result in commercial mining operations.

Entrée’s title to its resource properties may be challenged by third parties or the licences that permit Entrée to explore its properties may expire if Entrée fails to timely renew them and pay the required fees.

Entrée has investigated the status of its title to the Shivee Tolgoi and Javhlant mining licences and Entrée is satisfied that the title to these licences is properly registered in the name of Entrée LLC, and that these licences are currently in good standing.

Entrée has investigated the status of its title to the Ann Mason unpatented lode claims and Entrée is satisfied that the title to these claims is properly registered in the name of MIM (USA) Inc., and that these claims are currently in good standing.

Entrée cannot guarantee that the rights to explore its properties will not be revoked or altered to its detriment.  The ownership and validity of mining claims, concessions and licences are often uncertain and may be contested.

In Mongolia, should a challenge to the boundaries or registration of ownership arise, the Government of Mongolia may declare the property in question a special reserve for up to three years to allow resolution of disputes or to clarify the accuracy of its mining licence register.  Entrée is not aware of challenges to the location or area of any of the mining concessions and mining claims.  There is, however, no guarantee that title to the claims and concessions will not be challenged or impugned in the future.  If Entrée fails to pay the appropriate annual fees or if Entrée fails to timely apply for renewal, then these licences may expire or be forfeit.

Development of the property that is subject to the Entrée-Ivanhoe Joint Venture may be delayed by Ivanhoe Mines in favour of development of the Oyu Tolgoi project.

Ivanhoe Mines has earned between a 70% and 80% interest in the Joint Venture property, depending on the depth at which minerals are extracted.  Ivanhoe Mines has effective control of the development of both the Oyu Tolgoi project, which is not subject to the Joint Venture, and the Joint Venture property, in which Entrée maintains an interest.  The development of the Joint Venture property may be adversely affected if Ivanhoe Mines decides to delay or reduce such development in favour of the immediate or complete development of the Oyu Tolgoi project.

Entrée’s ability to carry on business in Mongolia is subject to political and economic risk.

Entrée holds its interest in its Mongolian exploration properties through mining licences that enable it to conduct mining operations or development and exploration activities.  Notwithstanding these arrangements, Entrée’s ability to conduct mining operations or exploration and development activities is subject to changes in legislation or government regulations or shifts in political attitudes beyond Entrée’s control.  Government policy may change to discourage foreign investment, nationalisation of mining industries may occur or other government limitations, restrictions or requirements not currently foreseen may be implemented.  There can be no assurance that Entrée’s assets will not be subject to nationalisation, requisition or confiscation, whether legitimate or not, by any authority or body.  There is no assurance that provisions under Mongolian law for compensation and reimbursement of losses to investors under such circumstances would be effective to restore the value of Entrée’s original investment.  Similarly, Entrée’s operations may be affected in varying degrees by government regulations with respect to restrictions on production, price controls, export controls, income taxes, environmental legislation, mine safety and annual fees to maintain mining and exploration licences in good standing.  There can be no assurance that Mongolian laws protecting foreign investments will not be amended or abolished or that existing laws will be enforced or interpreted to provide adequate protection against any or all of the risks described above.

Entrée’s business in Mongolia may be subject to legal risk.

Mongolia transitioned from state socialism and a planned economy to parliamentary democracy and a free market economy.  Much progress has been made in this transition, but much remains to be done, particularly with respect to the rule of law.  The legal framework in Mongolia is, in many instances, based on recent political reforms or newly enacted legislation, which may not be consistent with long-standing local conventions and customs.  As a result, there may be ambiguities, inconsistencies and anomalies in the agreements, licences and title documents through which Entrée holds its interests in Mongolia, or the underlying legislation upon which those interests are based.  Many laws have been enacted, but in many instances they are neither understood nor enforced and may be applied in an inconsistent, arbitrary or unfair manner, while legal remedies may be uncertain, delayed or unavailable.  For decades Mongolians have looked to politicians and bureaucrats as the sources of the “law”.  This has changed in theory, but often not in practice.  With respect to most day-to-day activities in Mongolia, government civil servants interpret, and often effectively make, the law.  This situation is gradually changing but at a relatively slow pace.  While Entrée believes that it has taken the legal steps necessary to obtain and hold its property and other interests in Mongolia, there can be no guarantee that such steps will be sufficient to preserve those interests.

Recent and future amendments to Mongolian laws could adversely affect Entrée’s mining rights or make it more difficult or expensive to develop the project and carry out mining.

In 2009, the Mongolian parliament implemented revisions to four key laws to facilitate completion of negotiations regarding the Investment Agreement.  These revisions continue to preserve the substance of the original Minerals Law, which was drafted in 1997 with the assistance of Western legal experts and is widely regarded as progressive, internally consistent and effective legislation.  Some of the revisions made since 1997 have increased the potential for political interference and weakened the rights of mineral holders in Mongolia but changes made in 2009 have eased some of these concerns.  A number of the provisions will require further clarification from the Government about the manner in which the Government intends to interpret and apply the relevant law, which could have a significant effect on Entrée’s Mongolian properties.  The Mongolian government has, in the past, expressed its strong desire to foster, and has to date protected the development of, an enabling environment for foreign investment.  However, there are political constituencies within Mongolia that have espoused ideas that would not be regarded by the international mining industry as conducive to foreign investment if they become law or official government policy.  The Oyu Tolgoi project (and with it the Hugo North Extension and Heruga deposits on the Entrée-Ivanhoe Joint Venture) has a high profile among the citizens of Mongolia and, as a burgeoning democracy, Mongolia has demonstrated a degree of political volatility in the past.  Accordingly, until these issues are addressed and clarified, there can be no assurance that the present government or a future government will refrain from enacting legislation or adopting government policies that are adverse to the interest of Ivanhoe Mines or Entrée or that impair Ivanhoe Mines’ ability to develop and operate the Oyu Tolgoi project on the basis presently contemplated.

Entrée may be unable to enforce its legal rights in certain circumstances.

In the event of a dispute arising at or in respect of, Entrée’s foreign operations, Entrée may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdiction of courts in Canada or other jurisdictions.  Entrée may also be hindered or prevented from enforcing its rights with respect to a governmental entity or instrumentality because of the doctrine of sovereign immunity.

Entrée may experience difficulties with its joint venture partners.

Ivanhoe Mines has earned an interest in the Joint Venture property from Entrée.  Ivanhoe Mines and Entrée have formed a joint venture and Ivanhoe Mines has effective control of the development of the Joint Venture property.

Entrée is not presently a party to the Investment Agreement.  Although Ivanhoe Mines has agreed under the terms of an equity participation and earn-in agreement dated October 15, 2004, between Ivanhoe Mines and Entrée, to use its best efforts to cause Entrée to be brought within the ambit of, made subject to and to be entitled to the benefits of the Investment Agreement, unless and until Entrée becomes a party to the Investment Agreement or otherwise receives confirmation from the Government of Mongolia, there can be no assurance that Entrée will be entitled to all of the benefits of the Investment Agreement, including stability with respect to taxes payable.  In order to become a party to the Investment Agreement, the Government of Mongolia may require Entrée or the Entrée-Ivanhoe Joint Venture to agree to certain concessions, including with respect to the ownership of the Entrée-Ivanhoe Joint Venture or the scope of the lands to be covered by the Investment Agreement.

Entrée may in the future enter into additional joint ventures in respect of other properties with third parties.  Entrée is subject to the risks normally associated with the conduct of joint ventures, which include disagreements as to how to develop, operate and finance a project and possible litigation between the participants regarding joint venture matters.  These matters may have an adverse effect on Entrée’s ability to realize the full economic benefits of its interest in the property that is the subject of a joint venture, which could affect its results of operations and financial condition.

Risks Related To Our Company

Entrée has a limited operating history on which to base an evaluation of its business and prospects.

Although Entrée has been in the business of exploring mineral resource properties since 1995, Entrée has not yet located any mineral reserves on any of its properties that are not subject to the Joint Venture with Ivanhoe Mines.  As a result, Entrée has never had any revenues from its operations.  In addition, its operating history has been restricted to the acquisition and exploration of its mineral properties and this does not provide a meaningful basis for an evaluation of its prospects if Entrée ever determines that it has a mineral reserve and commences the construction and operation of a mine.  Entrée has limited ability to evaluate the likelihood of whether its mineral properties contain any mineral reserves or, if they do, that Entrée will be able to build or operate a mine successfully.  Entrée anticipates that it will continue to incur operating costs without realising any revenues during the period when Entrée is exploring its properties.  During the twelve months ending December 31, 2010, Entrée expects to spend approximately Cdn$15 million on the maintenance and exploration of its mineral properties and the operation of Entrée.  Entrée therefore expects to continue to incur significant losses into the foreseeable future.  Entrée recognises that if it is unable to generate significant revenues from mining operations and any dispositions of its properties, Entrée will not be able to earn profits or continue operations.  At this early stage of its operation, Entrée also expects to face the risks, uncertainties, expenses and difficulties frequently encountered by companies at the start-up stage of their business development.  Entrée cannot be sure that it will be successful in addressing these risks and uncertainties and its failure to do so could have a materially adverse effect on its financial condition.  There is no history upon which to base any assumption as to the likelihood that Entrée will prove successful and Entrée can provide investors with no assurance that it will generate any operating revenues or ever achieve profitable operations.

The fact that Entrée has not earned any operating revenues since its incorporation raises substantial doubt about its ability to continue to explore its mineral properties as a going concern.

Entrée has not generated any revenue from operations since its incorporation and Entrée anticipates that it will continue to incur operating expenses without revenues unless and until it is able to identify a mineral reserve in a commercially exploitable quantity on one or more of its mineral properties and it builds and operates a mine.  As at June 30, 2010, Entrée had working capital of approximately Cdn$30 million.  Entrée estimates its average monthly operating expenses to be approximately Cdn$1.2 million, including exploration, general and administrative expenses and investor relations expenses.  As a result, Entrée believes that it will not have to raise any additional funds to meet its currently budgeted operating requirements for the next 12 months.  If these funds are not sufficient, or if Entrée does not begin generating revenues from operations sufficient to pay its operating expenses when Entrée has expended them, Entrée will be forced to raise necessary funds from outside sources.  As Entrée cannot assure a lender that Entrée will be able to successfully explore and develop its mineral properties, Entrée will probably find it difficult to raise debt financing.  Entrée has traditionally raised its operating capital from sales of equity, but there can be no assurance that Entrée will continue to be able to do so.  If Entrée cannot raise the money that it needs to continue exploration of its mineral properties, Entrée may be forced to delay, scale back, or eliminate its exploration activities.  If any of these actions occurs, there is a substantial risk that Entrée’s business could fail.

Current global financial conditions may adversely impact operations and the value and price of the Common Shares.

Current global financial conditions have been subject to increased volatility and numerous financial institutions have either gone into bankruptcy or have had to be rescued by governmental authorities.  Access to public financing has been negatively impacted by both sub-prime mortgages and the liquidity crisis affecting the asset-backed commercial paper market.  These factors may impact the ability of Entrée to obtain equity or debt financing in the future and, if obtained, on terms favourable to Entrée.  If these increased levels of volatility and market turmoil continue, Entrée’s operations could be adversely impacted and the value and the price of the Common Shares could be adversely affected.

As a result of their existing shareholdings and, in the case of Rio Tinto, pre-emptive right, Ivanhoe Mines and Rio Tinto each have the ability to significantly influence Entrée’s business and affairs.

The shareholding of each of Ivanhoe Mines and Rio Tinto Canada Exploration Inc. (a subsidiary of Rio Tinto plc, “Rio Tinto”) in Entrée together with the right of Rio Tinto to maintain its shareholding with its pre-emptive right, give each of Ivanhoe Mines and Rio Tinto the voting power to significantly influence the policies, business and affairs of Entrée and the outcome of any significant corporate transaction or other matter, including a merger, business combination or a sale of all, or substantially all, of Entrée’s assets.  In addition, Ivanhoe Mines has operational control over the Entrée-Ivanhoe Joint Venture property.  Ivanhoe Mines also has a right of first refusal with respect to any proposed disposition by Entrée of an interest in Shivee West.  The share position in Entrée of each of Ivanhoe Mines and Rio Tinto and the other rights of each may have the effect of delaying, deterring or preventing a transaction involving a change of control of Entrée in favour of a third party that otherwise could result in a premium in the market price of the Common Shares in the future.

The integration of the Company and PacMag will present special challenges and risks which could have an adverse effect on expenses and operating results.

Entrée’s June 30, 2010 acquisition of PacMag involves the integration of companies that previously operated independently.  The acquisition will present challenges to management, including the integration of the operations, systems and technologies of the two companies, and special risks, including possible unanticipated liabilities, unanticipated costs, diversion of management’s attention, operational interruptions and the loss of key personnel.  The difficulties which management encounters in the transition and integration processes could have an adverse effect on the level of expenses and operating results of the Company.

Entrée’s Articles and indemnity agreements between Entrée and some of its officers and directors indemnify its officers and directors against costs, charges and expenses incurred by them in the performance of their duties.

Entrée’s Articles contain provisions limiting the liability of its officers and directors for all acts, receipts, neglects or defaults of themselves and all of Entrée’s other officers or directors or for any other loss, damage or expense incurred by Entrée which shall happen in the execution of the duties of such officers or directors, as do indemnity agreements between Entrée and some of its officers and directors.  Such limitations on liability may reduce the likelihood of derivative litigation against Entrée’s officers and directors and may discourage or deter Entrée shareholders from suing its officers and directors based upon breaches of their duties to Entrée, though such an action, if successful, might otherwise benefit Entrée and its shareholders.

Investors' interests in Entrée will be diluted and investors may suffer dilution in their net book value per Common Share if Entrée issues employee/director/consultant options or if Entrée issues additional Common Shares to finance its operations.

Entrée has not ever generated revenue from operations.  Entrée is currently without a source of revenue and will most likely be required to issue additional Common Shares to finance its operations and, depending on the outcome of its exploration programs, may issue additional Common Shares to finance additional exploration programs of any or all of its projects or to acquire additional properties.  Entrée may also in the future grant to some or all of its directors, officers, consultants, and employees options to purchase Common Shares as non-cash incentives to those persons.  Such options may be granted at exercise prices equal to market prices, or at prices as allowable under the policies of the TSX and its stock option plan, when the public market is depressed.  The issuance of any equity securities could, and the issuance of any additional Common Shares will, cause its existing shareholders to experience dilution of their ownership interests.

If Entrée issues additional Common Shares or decides to enter into joint ventures with other parties in order to raise financing through the sale of equity securities, investors' interests in Entrée will be diluted and investors may suffer dilution in their net book value per Common Share depending on the price at which such securities are sold.  As at June 30, 2010 Entrée had outstanding options exercisable into 8,405,800 Common Shares which, if exercised as at November 1, 2010 would represent approximately 7.39% of its issued and outstanding shares.  If all of these warrants and options are exercised and the underlying shares are issued, such issuance will cause a reduction in the proportionate ownership and voting power of all other shareholders.  The dilution may result in a decline in the market price of Common Shares.

Earnings and Dividend Record.

Entrée has no earnings or dividend record.  Entrée has not paid dividends on its Common Shares since incorporation and does not anticipate doing so in the foreseeable future.  Entrée does not generate any cash flow from operations and does not expect to do so in the foreseeable future.

Conflicts of Interest.

Peter Meredith is an officer and director of Ivanhoe Mines and is also a director of Entrée.  In addition, certain of Entrée’s officers and directors may be or become associated with other natural resource companies that acquire interests in mineral properties.  Such associations may give rise to conflicts of interest from time to time.  Entrée’s directors are required by law to act honestly and in good faith with a view to its best interests and to disclose any interest which they may have in any of its projects or opportunities.  In general, if a conflict of interest arises at a meeting of the board of directors, any director in a conflict will disclose his interest and abstain from voting on such matter or, if he does vote, his vote does not count.  In determining whether or not Entrée will participate in any project or opportunity, the directors will primarily consider the degree of risk to which Entrée may be exposed and its financial position at that time.

Dependence on Key Management Employees.

The nature of its business, its ability to continue its exploration and development activities and to develop a competitive edge in the marketplace depends, in large part, on its ability to attract and maintain qualified key management personnel.  Competition for such personnel is intense, and there can be no assurance that Entrée will be able to attract and retain such personnel.  Its development now and in the future will depend on the efforts of key management figures, such as Gregory Crowe, the President and Chief Executive Officer and Robert Cann, the Vice President, Exploration.  The loss of any of these key people could have a material adverse effect on Entrée’s business.  Entrée does not currently maintain key-man life insurance on any of its key employees.

Limited Ability to Hedge or Engage in Forward Sales.

While Mongolian law allows a company, by various applications and processes, to export and sell its own gold production, in practice, this is a difficult matter, with the result that Entrée will have limited ability to engage in forward sales of, or to hedge, any future gold production.

Fluctuations in Currency Exchange Rates.

Fluctuations in currency exchange rates, particularly operating costs denominated in currencies other than United States dollars, may significantly impact Entrée’s financial position and results.  Entrée faces risks associated with fluctuations in Canadian, U.S., Chinese, Australian, Peruvian and Mongolian currencies.

Risk Associated With Our Securities

Because Entrée does not intend to pay any dividends on the Common Shares, investors seeking dividend income or liquidity should not purchase Securities.

Entrée does not currently anticipate declaring and paying dividends to its shareholders in the near future.  Entrée’s current intention is to apply net earnings, if any, in the foreseeable future to increase its working capital.  Prospective investors seeking or needing dividend income or liquidity should, therefore, not purchase Securities.  Entrée currently has no revenue and a history of losses, so there can be no assurance that Entrée will ever have sufficient earnings to declare and pay dividends to the holders of Common Shares, and in any event, a decision to declare and pay dividends is at the sole discretion of Entrée’s board of directors, which currently does not intend to pay any dividends on Common Shares for the foreseeable future.

There is no established trading market for the Securities, other than the Common Shares.

There is no existing trading market for the Warrants or Subscription Receipts.  As a result, there can be no assurance that a liquid market will develop or be maintained for those securities or that investors will be able to sell any of those securities at a particular time, if at all. The Company does not intend to list the Warrants or Subscription Receipts on any national securities exchange.  The liquidity of the trading market in those securities and the market price quoted for those securities, may be adversely affected by, among other things: changes in the overall market for those securities; changes in the Company’s financial performance or prospects; the prospects for companies in the Company’s industry generally; the number of holders of those securities; the interest of securities dealers in making a market for those securities; and prevailing interest rates.

Entrée believes that it was a passive foreign investment company during 2009, which may have a material effect on U.S. holders.

Entrée believes it was a “passive foreign investment company” (“PFIC”) during the year ended December 31, 2009 and may be a PFIC for subsequent tax years, which may have a material effect on U.S. shareholders (“U.S. Holders”).  United States income tax legislation contains rules governing PFICs, which can have significant tax effects on U.S. Holders of foreign corporations.  A U.S. Holder who holds stock in a foreign corporation during any year in which such corporation qualifies as a PFIC is subject to United States federal income taxation under one of two alternative tax regimes at the election of each such U.S. Holder.  The U.S. federal income tax consequences to a U.S. Holder of the acquisition, ownership, and disposition of common shares will depend on whether such U.S. Holder makes an election to treat Entrée as a “qualified electing fund” or “QEF” under Section 1295 of the Code (“QEF Election”) or a mark-to-market election under Section 1296 of the Code (“Mark-to-Market Election”).  Upon written request by a U.S. Holder, Entrée will make available the information necessary for such U.S. Holder to make QEF Elections with respect to Entrée.  Additional adverse rules would apply to U.S. Holders for any year Entrée is a PFIC and Entrée owns or disposes of shares in another corporation which is a PFIC.

United States investors may not be able to obtain enforcement of civil liabilities against us.

The enforcement by investors of civil liabilities under the United States federal or state securities laws may be affected adversely by the fact that we were continued under and are governed by the Business Corporations Act (British Columbia), a provincial statute of Canada, that certain of our directors and certain of our officers are residents of Canada, that any agents or underwriters and the certain of the experts named in this Prospectus are residents of Canada, and that a substantial portion of our assets and of said persons are located outside the United States.  It may not be possible for investors to effect service of process within the United States on certain of our directors and officers, any agents or underwriters and the experts named in this Prospectus or enforce judgments obtained in the United States courts against us, certain of our directors and officers, any agents or underwriters and the experts named in this Prospectus based upon the civil liability provisions of United States federal or state securities laws.

There is some doubt as to whether a judgment of a United States court based solely upon the civil liability provisions of United States federal or state securities laws would be enforceable in Canada against us, our directors and officers, any agents or underwriters and the experts named in this Prospectus.  There is also doubt as to whether an original action could be brought in Canada against us or our directors and officers, any agents or underwriters or the experts named in this Prospectus to enforce liabilities based solely upon United States federal or state securities laws.

These risks, including those incorporated by reference, should be considered in the context of our business which is described under “Summary Description of the Business” in this Prospectus and “Description of Business” in the AIF.  If any of the foregoing events, or other risk factor events as described in the AIF incorporated by reference herein occur, our business, financial condition or results of operations could likely suffer.  In that event, the market price of our securities could decline and investors could lose all or part of their investment.

CONSOLIDATED CAPITALIZATION

The following represents our share capital as at June 30, 2010 and as at November 1, 2010:

Designation of Shares	Number of Common Shares Authorized	Outstanding on June 30, 2010(1)	Outstanding on November 1, 2010 (2)

Common	Unlimited	113,428,418	113,779,918

(1)	Includes the 15,020,801 Common Shares issued June 30, 2010 in connection with the Company’s acquisition of PacMag.

(2)
Since June 30, 2010 we have issued an aggregate of 244,000 Common Shares pursuant to the exercise of stock options by employees, directors and officers of the Company; 80,000 Common Shares in connection with one of our agreements with Empirical Discovery LLC; 20,000 Common Shares as a finder’s fee in connection with an option agreement to acquire the Lukkacha property in Peru; and 22,500 Common Shares pursuant to an option agreement with Bronco Creek Exploration Inc.  We have also granted stock options to purchase 300,000 Common Shares.  As at November 1, 2010, we had incentive stock options issued pursuant to our stock option plans which in the aggregate, may result in the issuance of 8,456,800 additional Common Shares.

There has not been any material change in the loan capital of the Company since June 30, 2010.

INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to investors described therein of acquiring the Securities, including, in the case of an investor who is not a resident of Canada (for purposes of the Income Tax Act (Canada)), if applicable, whether payment of principal, premium, if any, and interest will be subject to Canadian non-resident withholding tax.

The applicable Prospectus Supplement will also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of Securities by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code), if applicable, including, to the extent applicable, any such consequences relating to Securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special terms.

PLAN OF DISTRIBUTION

General

The Company may offer and sell the Securities, separately or together: (a) to one or more underwriters or dealers; (b) through one or more agents; or (c) directly to one or more other purchasers. The Securities offered pursuant to any Prospectus Supplement may be sold from time to time in one or more transactions at:  (i) a fixed price or prices, which may be changed from time to time; (ii) market prices prevailing at the time of sale; (iii) prices related to such prevailing market prices; or (iv) other negotiated prices. The Company may only offer and sell the Securities pursuant to a Prospectus Supplement during the 25-month period that this Prospectus, including any amendments hereto, remains effective.  The Prospectus Supplement for any of the Securities being offered thereby will set forth the terms of the offering of such Securities, including the type of Securities being offered, the name or names of any underwriters, dealers or agents, the purchase price of such Securities, the proceeds to Entrée from such sale, any underwriting commissions or discounts and other items constituting underwriters’ compensation and any discounts or concessions allowed or re-allowed or paid to dealers.  Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

By Underwriters or Dealers

If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of underwriters to purchase the Securities will be subject to certain conditions, but the underwriters will be obligated to purchase all of the Securities offered by the Prospectus Supplement if any of such Securities are purchased.  The Company may agree to pay the underwriters a fee or commission for various services relating to the offering of any Securities.  Any such fee or commission will be paid out of the general corporate funds of the Company.

If dealers are used, and if so specified in the applicable Prospectus Supplement, the Company will sell the Securities to the dealers as principals.  The dealers may then resell the Securities to the public at varying prices to be determined by such dealers at the time of resale.  Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

By Agents

The Securities may also be sold through agents designated by the Company. Any agent involved will be named, and any fees or commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement.  Any such fees or commissions will be paid out of the general corporate funds of the Company. Unless otherwise indicated in the Prospectus Supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Direct Sales

Securities may also be sold directly by the Company at such prices and upon such terms as agreed to by the Company and the purchaser.  In this case, no underwriters, dealers or agents would be involved in the offering.

General Information

Underwriters, dealers or agents who participate in the distribution of Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under Canadian provincial and United States securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.  Such underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

In connection with any offering of Securities, except with respect to “at-the-market distributions”, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market.  Such transactions may be commenced, interrupted or discontinued at any time.

No underwriter or dealer involved in an “at-the-market distribution”, as defined under applicable Canadian securities legislation, under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the securities.

FINRA RULE 5110

Pursuant to Rule 5510 of the Financial Regulatory Authority Inc. (“FINRA”), the aggregate value of all items of compensation to be received by participating FINRA members in connection with any offering of the Securities in the United States shall not exceed 8% of the gross offering proceeds, as calculated in accordance with FINRA Rule 5110.  The Company undertakes to disclose in the applicable Prospectus Supplement all items of underwriting compensation to be received by FINRA members participating in the offering of Securities.

USE OF PROCEEDS

Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds from the sale of Securities will be used by the Company for acquisitions, development of acquired mineral properties, working capital requirements and/or for other general corporate purposes.  The Company may, from time to time, issue Common Shares or other securities otherwise than through the offering of Securities pursuant to this Prospectus.

We intend to spend the funds available to us as stated in this Prospectus, however, there may be circumstances where, for sound business reasons, a reallocation of funds may be deemed prudent or necessary.

DESCRIPTION OF SECURITIES

Common Shares

The Company is authorized to issue an unlimited number of Common Shares, of which 113,799,918 Common Shares were issued and outstanding as of the date of this Prospectus.  All of the Common Shares rank equally as to voting rights, participation in a distribution of our assets on liquidation, dissolution or winding-up and the entitlement to dividends.  The holders of the Common Shares are entitled to receive notice of all meetings of shareholders and to attend and vote the shares at the meetings.  Each of the Common Shares carries with it the right to one vote.

In the event of the liquidation, dissolution or winding-up of Entrée or other distribution of our assets, the holders of our Common Shares will be entitled to receive, on a pro rata basis, all of the assets remaining after we have paid out our liabilities.  Distributions in the form of dividends, if any, will be set by the board of directors of the Company.  For particulars on our dividend policy, see “Dividend” in the AIF, which is incorporated herein by reference.

Provisions as to the modification, amendment or variation of the rights attached to our Common Shares are contained in our articles and the Business Corporations Act (British Columbia).  Generally speaking, substantive changes to the share capital require the approval of the shareholders by special resolution (at least 2/3 of the votes cast on such resolution).

Warrants

General

Entrée may issue Warrants to purchase Common Shares. Entrée may issue Warrants independently or together with other Securities, and Warrants sold with other Securities may be attached to or separate from the other Securities.  Warrants will be issued under and governed by the terms of one or more warrant indentures (each a “Warrant Indenture”) between Entrée and a warrant trustee (the “Warrant Trustee”) that Entrée will name in the relevant Prospectus Supplement.  Each Warrant Trustee will be a financial institution organized under the laws of Canada or any province thereof and authorized to carry on business as a trustee.

This summary of some of the provisions of the Warrants is not complete.  The statements made in this Prospectus relating to any Warrant Indenture and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Warrant Indenture.  Prospective investors should refer to the Warrant Indenture relating to the specific Warrants being offered for the complete terms of the Warrants.  A copy of any Warrant Indenture relating to an offering of Warrants will be filed by Entrée with the securities regulatory authorities in Canada and the United States after Entrée has entered into it.

The applicable Prospectus Supplement relating to any Warrants offered by Entrée will describe the particular terms of those Warrants and include specific terms relating to the offering.  This description will include, where applicable:

●	the designation and aggregate number of Warrants;

•	the price at which the Warrants will be offered;

•	the currency or currencies in which the Warrants will be offered;

•	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

•
the number of Common Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Warrant;

•	the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;

•	the date or dates, if any, on or after which the Warrants and the other Securities with which the Warrants will be offered will be transferable separately;

●	whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

•	any entitlement of Entrée to purchase Warrants in the open market by private agreement or otherwise;

•	whether Entrée will issue the Warrants as global securities and, if so, the identity of the depositary of the global securities;

•	provisions as to modification, amendment or variation of the Warrant Indenture or any rights or terms attaching to the Warrant;

•	the identity of the Warrant Trustee;

•	whether the Warrants will be listed on any exchange;

•	material United States and Canadian federal income tax consequences of owning the Warrants; and

•	any other material terms or conditions of the Warrants.

Rights of Holders Prior to Exercise

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Common Shares issuable upon exercise of the Warrants.

Anti-Dilution

The Warrant Indenture will specify the terms upon which the subdivision, consolidation, reclassification or other material change of the Common Shares or any other reorganization, amalgamation, merger or sale of all or substantially all of Entrée’s assets, the Warrants will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for or on the conversion of or in respect of the Common Shares to which the holder of a Common Share would have been entitled immediately after such event.  Similarly, the Warrant Indenture will specify the terms upon which any distribution to all or substantially all of the holders of Common Shares of certain rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Warrants.

Global Securities

Entrée may issue Warrants in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement.  The global securities may be in temporary or permanent form.  The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security.  The applicable Prospectus Supplement also will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Warrant Indenture will specify the terms upon which modifications and alterations to the Warrants issued thereunder may be made by way of a resolution of holders of Warrants at a meeting of such holders or a consent in writing from such holders.  The number of holders of Warrants required to pass such a resolution or execute such a written consent will be specified in the Warrant Indenture.

Entrée may amend any Warrant Indenture and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Warrants or as otherwise specified in the Warrant Indenture.

Subscription Receipts

Entrée may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Warrants or any combination thereof.  Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between Entrée and an escrow agent (the “Escrow Agent”) that Entrée will name in the relevant Prospectus Supplement.  Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee.

The following description sets forth certain general terms and provisions of Subscription Receipts and is not intended to be complete.  The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement and the Prospectus Supplement describing such Subscription Receipt Agreement.  Prospective investors should refer to the Subscription Receipt Agreement relating to the specific Subscription Receipts being offered for the complete terms of the Subscription Receipts.  A copy of any Subscription Receipt Agreement relating to an offering of Subscription Receipts will be filed by Entrée with the securities regulatory authorities in Canada and the United States after Entrée has entered into it.

The Prospectus Supplement relating to any Subscription Receipts Entrée offers will describe the Subscription Receipts and include specific terms relating to their offering.  If underwriters or agents are used in the sale of Subscription Receipts, one or more of such underwriters or agents may also be parties to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriters or agents.

General

The Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts Entrée offers will describe the specific terms of the Subscription Receipts and may include, but are not limited to, any of the following:

•	the designation and aggregate number of Subscription Receipts offered;

•	the price at which the Subscription Receipts will be offered;

•	the currency or currencies in which the Subscription Receipts will be offered;

•
the designation, number and terms of the Common Shares, Warrants or combination thereof to be received by holders of Subscription Receipts upon satisfaction of the release conditions, and the procedures that will result in the adjustment of those numbers;

•	the conditions (the “Release Conditions”) that must be met in order for holders of Subscription Receipts to receive for no additional consideration Common Shares, Warrants or a combination thereof;

•	the procedures for the issuance and delivery of Common Shares, Warrants or a combination thereof to holders of Subscription Receipts upon satisfaction of the Release Conditions;

•
whether any payments will be made to holders of Subscription Receipts upon delivery of the Common Shares, Warrants or a combination thereof upon satisfaction of the Release Conditions (e.g., an amount equal to dividends declared on Common Shares by Entrée to holders of record during the period from the date of issuance of the Subscription Receipts to the date of issuance of any Common Shares pursuant to the terms of the Subscription Receipt Agreement);

•
the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

•	the terms and conditions pursuant to which the Escrow Agent will hold Common Shares, Warrants or a combination thereof pending satisfaction of the Release Conditions;

•	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to Entrée upon satisfaction of the Release Conditions;

•
if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commission in connection with the sale of the Subscription Receipts;

•
procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price for their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

•
any contractual right of rescission to be granted to initial purchasers of Subscription Receipts in the event this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

•	any entitlement of Entrée to purchase the Subscription Receipts in the open market by private agreement or otherwise;

•	whether Entrée will issue the Subscription Receipts as global securities and, if so, the identity of the depositary for the global securities;

•	whether Entrée will issue the Subscription Receipts as bearer securities, registered securities or both;

•	provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms attaching to the Subscription Receipts;

•	the identity of the Escrow Agent;

•	whether the Subscription Receipts will be listed on any exchange;

•	material United States and Canadian federal tax consequences of owning the Subscription Receipts; and

•	any other terms of the Subscription Receipts.

Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions

The holders of Subscription Receipts will not be shareholders of Entrée. Holders of Subscription Receipts are entitled only to receive Common Shares, Warrants or a combination thereof on exchange of their Subscription Receipts, plus any cash payments, all as provided for under the Subscription Receipt Agreement, if the Release Conditions are satisfied.  If the Release Conditions are not satisfied, holders of Subscription Receipts shall be entitled to a refund of all or a portion of the subscription price therefor and all or a portion of the pro rata share of interest earned or income generated thereon, all as provided in the Subscription Receipt Agreement.

Escrow

The Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to Entrée (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement.  If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts plus their pro-rata entitlement to interest earned or income generated on such amount if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement.  Common Shares or Warrants may be held in escrow by the Escrow Agent, and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Anti-Dilution

The Subscription Receipt Agreement will specify the terms upon which the subdivision, consolidation, reclassification or other material change of the Common Shares or Warrants or any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets, the Subscription Receipts will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for or on the conversion of or in respect of the Common Shares or Warrants to which the holder of a Common Share or Warrant would have been entitled immediately after such event.  Similarly, the Subscription Receipt Agreement will specify the terms upon which any distribution to all or substantially all of the holders of Common Shares of certain rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Subscription Receipts whose Subscription Receipts entitle the holders thereof to receive Common Shares. Alternatively, such securities, evidences of indebtedness or assets may, at the option of Entrée, be issued to the Escrow Agent and delivered to holders of Subscription Receipts on exercise thereof.  The Subscription Receipt Agreement will also provide that if other actions of the Company affect the Common Shares or Warrants, which, in the reasonable opinion of the directors of Entrée, would materially affect the rights of the holders of Subscription Receipts and/or the rights attached to the Subscription Receipts, the number of Common Shares or Warrants which are to be received pursuant to the Subscription Receipts shall be adjusted in such manner, if any, and at such time as the directors of Entrée may in their discretion reasonably determine to be equitable to the holders of Subscription Receipts in such circumstances.

Rescission

The Subscription Receipt Agreement will also provide that any misrepresentation in this Prospectus, the Prospectus Supplement under which the Subscription Receipts are offered, or any amendment thereto, will entitle each initial purchaser of Subscription Receipts to a contractual right of rescission following the issuance of the Common Shares or Warrants to such purchaser entitling such purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Common Shares or Warrants, provided that such remedy for rescission is exercised in the time stipulated in the Subscription Receipt Agreement.  This right of rescission does not extend to holders of Subscription Receipts who acquire such Subscription Receipts from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire Subscription Receipts in the United States.

Global Securities

Entrée may issue Subscription Receipts in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement.  The global securities may be in temporary or permanent form.  The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security.  The applicable Prospectus Supplement also will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the Subscription Receipts issued thereunder may be made by way of a resolution of holders of Subscription Receipts at a meeting of such holders or consent in writing from such holders.  The number of holders of Subscriptions Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

Entrée may amend any Subscription Receipt Agreement and the Subscription Receipts, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Subscription Receipts or as otherwise specified in the Subscription Receipt Agreement.

PRIOR SALES

Other than the 15,020,801 Common Shares of the Company issued on June 30, 2010 in connection with the Company’s acquisition of PacMag, the Company has issued the following Common Shares or securities convertible into Common Shares in the 12-month period prior to the date of this Prospectus:

Month of Issuance	Type of Security	Price per Security (Cdn$)	Number of Securities
November 4, 2009	Common Shares	$1.25	25,000
November 4, 2009	Common Shares	$1.15	15,000
November 6, 2009	Common Shares	$1.48	21,000
November 9, 2009	Common Shares	$2.00	6,000
November 9, 2009	Common Shares	$1.32	2,000
November 12, 2009	Common Shares	$2.00	10,000
November 12, 2009	Common Shares	$1.15	701,281
November 13, 2009	Common Shares	$1.19	25,000
November 24, 2009(1)	Common Shares	$Nil	50,000
November 26, 2009	Common Shares	$1.32	2,500
December 8, 2009	Common Shares	$1.55	4,000
December 9, 2009	Common Shares	$1.25	215,000
December 11, 2009	Common Shares	$1.55	5,000
December 11, 2009	Common Shares	$1.77	8,000
December 18, 2009	Common Shares	$1.32	40,000
December 22, 2009(2)	Stock Options	$Nil	1,842,500
December 23, 2009	Common Shares	$1.32	3,000
December 29, 2009	Common Shares	$1.28	400,000
December 30, 2009	Common Shares	$1.32	12,000
January 5, 2010	Common Shares	$1.85	10,000
January 5, 2010	Common Shares	$1.32	2,500
January 6, 2010	Common Shares	$1.32	21,100
January 7, 2010	Common Shares	$1.32	28,900
January 7, 2010	Common Shares	$2.00	10,000
January 8, 2010	Common Shares	$1.75	14,000
January 11, 2010	Common Shares	$1.32	5,000
January 11, 2010	Common Shares	$1.75	11,000
January 11, 2010	Common Shares	$1.55	45,000
January 11, 2010	Common Shares	$1.80	25,000
January 11, 2010	Common Shares	$1.19	20,000
January 11, 2010	Common Shares	$1.77	2,000
January 11, 2010	Common Shares	$2.00	8,000
January 11, 2010	Common Shares	$1.85	10,000
January 15, 2010	Common Shares	$1.32	10,000
January 15, 2010	Common Shares	$1.48	12,000
January 19, 2010	Common Shares	$1.32	10,000
February 10, 2010	Common Shares	$1.19	30,000
February 11, 2010	Common Shares	$1.32	7,500
February 11, 2010	Common Shares	$2.00	4,000
February 11, 2010	Common Shares	$1.55	1,000

Month of Issuance	Type of Security	Price per Security (C$)	Number of Securities
February 12, 2010(3)	Common Shares	$Nil	30,000
February 24, 2010	Common Shares	$1.75	90,000
March 29, 2010	Common Shares	$1.75	15,968
April 1, 2010	Common Shares	$2.00	2,500
April 1, 2010	Common Shares	$1.55	7,500
April 6, 2010	Common Shares	$1.32	15,000
April 6, 2010	Common Shares	$1.55	10,000
April 7, 2010	Common Shares	$1.75	10,000
April 9, 2010	Common Shares	$2.60	10,000
April 9, 2010	Common Shares	$1.75	15,000
April 9, 2010	Common Shares	$2.30	5,000
April 9, 2010	Common Shares	$1.55	12,500
April 14, 2010	Common Shares	$2.34	10,000
April 14, 2010	Common Shares	$2.30	2,500
April 14, 2010	Common Shares	$2.00	20,000
April 14, 2010	Common Shares	$1.75	13,500
April 15, 2010	Common Shares	$1.75	152,300
April 20, 2010	Common Shares	$1.75	10,000
April 20, 2010	Common Shares	$2.60	7,500
April 22, 2010	Common Shares	$1.75	50,000
April 27, 2010	Common Shares	$2.60	10,000
April 29, 2010	Common Shares	$1.75	48,032
April 30, 2010	Common Shares	$1.75	47,000
May 11, 2010	Common Shares	$1.48	30,000
May 13, 2010	Common Shares	$1.75	43,400
May 20, 2010	Common Shares	$1.75	323,454
May 31, 2010	Common Shares	$1.75	52,270
June 8, 2010	Common Shares	$1.75	10,000
June 28, 2010	Common Shares	$1.32	10,000
July 16, 2010	Common Shares	$1.66	6,000
August 5, 2010	Common Shares	$1.66	12,000
August 5, 2010(4)	Common Shares	$Nil	80,000
August 11, 2010	Common Shares	$1.55	5,000
August 19, 2010	Common Shares	$1.66	7,000
August 31, 2010	Common Shares	$1.32	37,500
September 3, 2010	Common Shares	$1.32	25,000
September 22, 2010(5)	Stock Options	$Nil	300,000
September 24, 2010	Common Shares	$1.55	6,000
September 29, 2010	Common Shares	$2.00	10,000
September 29, 2010	Common Shares	$2.30	2,500
September 29, 2010	Common Shares	$2.60	5,000
September 29, 2010	Common Shares	$1.32	78,000
September 30, 2010	Common Shares	$1.80	20,000
October 4, 2010(6)	Common Shares	$Nil	20,000
October 7, 2010	Common Shares	$1.32	25,000
October 20, 2010	Common Shares	$2.00	5,000
October 21, 2010(7)	Common Shares	Nil	22,500
October 21, 2010	Common Shares	$1.80	5,000

(1)	Shares were issued pursuant to a property option agreement at a deemed price of Cdn$2.65.

(2)	Stock options were issued with an exercise price of Cdn$2.60 per share.

(3)	Shares were issued pursuant to an agreement with Empirical Discovery LLC at a deemed price of Cdn$2.89 per share.

(4)	Shares were issued pursuant to an agreement with Empirical Discovery LLC at a deemed price of Cdn$2.28 per share.

(5)	Stock options were issued with an exercise price of Cdn$2.34 per share.

(6)	Shares were issued as a finder’s fee at a deemed price of Cdn$2.94 per share.

(7)	Shares were issued pursuant to a property option agreement at a deemed price of Cdn$2.82.

TRADING PRICE AND VOLUME

The Common Shares are listed and posted for trading on the TSX under the symbol “ETG”, the Amex under the symbol “EGI” and the FSE under the symbol “EKA”.  The following table sets forth, for the periods indicated over the 12 months prior to the date of this Prospectus, the price range and volumes traded or quoted on the TSX (as reported by the TSX) and the Amex (as reported by the Amex).

TSX					Amex
	High Cdn$	Low Cdn$	Close Cdn$	Volume	High US$	Low US$	Close US$	Volume
October 2010	3.02	2.61	2.64	1,677,571	2.98	2.55	2.58	3,824,980
September 2010	3.14	2.41	2.98	4,081,830	3.05	2.12	2.88	6,721,419
August 2010	3.53	2.14	2.49	1,043,578	2.47	2.06	2.34	3,329,963
July 2010	2.50	1.85	2.21	1,977,606	2.36	1.58	2.16	4,645,454
June 2010	2.33	1.85	2.00	1,423,629	2.24	1.80	1.85	4,423,838
May 2010	2.77	1.89	2.28	2,606,124	2.74	1.76	2.18	6,180,521
April 2010	3.20	2.71	2.75	2,258,981	3.19	2.67	2.71	4,448,089
March 2010	3.01	2.62	2.92	2,206,699	3.00	2.59	2.89	3,581,339
February 2010	3.19	2.53	2.70	1,647,358	3.07	2.35	2.58	3,087,448
January 2010	3.59	2.74	2.78	3,910,754	3.49	2.47	2.60	6,765,407
December 2009	2.69	2.34	2.55	1,814,459	2.59	2.20	2.43	2,975,945
November 2009	2.93	2.46	2.59	2,332,294	2.78	2.32	2.44	4,116,326
October 2009	3.40	2.45	2.63	4,226,337	3.11	2.30	2.43	6,429,609

LEGAL MATTERS

Certain legal matters relating to the Securities will be passed upon on our behalf by Fasken Martineau DuMoulin LLP.  As at the date hereof, the partners and associates, as a group, of Fasken Martineau DuMoulin LLP own less than 1% of the outstanding common shares of the Company.

INTEREST OF EXPERTS

The Company’s auditor is Davidson & Company LLP, Chartered Accountants, in Vancouver, British Columbia. The Annual Financial Statements incorporated by reference in this Prospectus, have been so incorporated in reliance on the report of Davidson & Company, independent registered chartered accountants, given on their authority as experts in auditing and accounting. Davidson & Company LLP have confirmed they are independent of the Company in accordance with the rules of professional conduct of the Institute of Charted Accountants of British Columbia.

Information of a scientific or technical nature with respect to the Lookout Hill project contained in the AIF contains extracts from and references to AMEC Minproc Limited’s technical report (the “Lookout Hill Report”) entitled

“Lookout Hill Property Technical Report June 2010”, dated June 9, 2010, which was prepared by Bernard Peters; Scott Jackson; John Vann; Owen Cullingham; George Stephan; Dean David; Albert Chance; Jarek Jakubec; and Bruce Brown.  Entrée has relied on the work of the foregoing qualified persons in connection with the scientific or technical information presented or incorporated by reference in this Prospectus in respect of the Lookout Hill project, which is based upon the Lookout Hill Report.  The Lookout Hill Report is available for review on SEDAR at www.sedar.com.  To the knowledge of the Company, none of the qualified persons that prepared or contributed to the preparation of the Lookout Hill Report nor any of the companies listed therein that employ those individuals, has any beneficial interest in, directly or indirectly, Common Shares, or securities exchangeable to acquire Common Shares, equal to or greater than 1% of the issued and outstanding Common Shares.

Information of a scientific or technical nature with respect to the Ann Mason project contained in the AIF contains extracts from and references to Wardrop Engineering Inc.’s technical report (the “Ann Mason Report”) entitled “Ann Mason Project Resource Estimate”, dated January 26, 2010, which was prepared by Robert Morrison.  Entrée has relied on the work of Mr. Morrison in connection with the scientific or technical information presented or incorporated by reference in this Prospectus in respect of the Ann Mason project, which is based upon the Ann Mason Report.  The Ann Mason Report is available for review on SEDAR at www.sedar.com.  To the knowledge of the Company, neither Mr. Morrison nor Wardrop Engineering Inc. has any beneficial interest in, directly or indirectly, Common Shares, or securities exchangeable to acquire Common Shares, equal to or greater than 1% of the issued and outstanding Common Shares.

Robert M. Cann, M.Sc., P.Geo. and the Company’s Vice President, Exploration, is a qualified person. Except as otherwise stated, information of a scientific or technical nature contained in this Prospectus and the Company’s news releases and other disclosure documents was prepared by, or under the overall supervision of, Mr. Cann.  Mr. Cann owns 92,225 Common Shares and 490,000 options to purchase Common Shares.

ENFORCEABILITY OF CIVIL LIABILITIES

Entrée is a British Columbia corporation with its executive office in Vancouver, British Columbia.  The majority of Entrée’s directors and officers and certain experts named in this Prospectus are residents of Canada and a substantial portion of the assets of the Company and of such persons are located outside of the United States.

The Company has appointed an agent for service of process in the United States (as set forth below), but it may be difficult for holders of Common Shares who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Common Shares who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon the Company’s civil liability and the civil liability of its directors, officers and experts under the United States federal securities laws.

The Company filed with the SEC, concurrently with its registration statement on Form F-10 of which this Prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company appointed CT Corporation as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court arising out of or related to or concerning the offering of the Securities under this Prospectus.

Investors should not assume that Canadian courts would enforce judgments of United States courts obtained in actions against such persons predicated upon the civil liability provisions of the United States federal securities laws or the securities or “blue sky” laws of any state within the United States or would enforce, in original actions, liabilities against the Company or such persons predicated upon the United States federal securities laws or any such state securities or blue sky laws.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company has filed with the SEC a registration statement on Form F-10 relating to the Securities. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance investors should refer to the exhibits for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

The Company is subject to the information requirements of the Exchange Act and applicable Canadian securities legislation, and in accordance therewith files reports and other information with the SEC and with the securities regulatory authorities in Canada. Under a multi-jurisdictional disclosure system adopted by Canada and the United States, documents and other information that the Company files with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, the Company is not required to publish financial statements as promptly as United States companies.

Investors may read any document that the Company has filed with the SEC at the SEC’s public reference room in Washington, D.C. Investors and may also obtain copies of those documents from the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 by paying a fee. Investors should call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference rooms. Investors may read and download some of the documents the Company has filed with the SEC’s Electronic Data Gathering and Retrieval system at www.sec.gov.

We are also subject to filing requirements prescribed by the securities legislation of the Canadian provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland.  These filings are electronically available from SEDAR (www.sedar.com).

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the registration statement of which this Prospectus forms a part: the documents referred to under the heading “Documents Incorporated by Reference”; the consent of Davidson & Company LLP; the consent of Fasken Martineau DuMoulin LLP; the consent of AMEC Minproc Limited; the consent of Bernard Peters; the consent of Scott Jackson; the consent of John Vann; the consent of Owen Cullingham; the consent of George Stephan; the consent of Stantec Consulting International LLC; the consent of Dean David; the consent of Albert Chance; the consent of Jarek Jakubec; the consent of Bruce Brown; the consent of Wardrop Engineering Inc.; the consent of Robert Morrison; and the powers of attorney from the directors and certain officers of the Company.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification

The Company’s Articles provide indemnification to the full extent permitted by the Business Corporations Act (British Columbia) (“BCBCA”).  The BCBCA provides that a company may:

●
indemnify an eligible party against all eligible penalties, which include judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, an eligible proceeding, to which the eligible party is or may be liable; and/or

●
after the final disposition of an eligible proceeding, pay the expenses (which includes costs, charges and expenses (including legal fees) but excludes judgments, penalties, fines or amounts paid in settlement of a proceeding) actually and reasonably incurred by an eligible party in respect of that proceeding.

However, after the final disposition of an eligible proceeding, a company is required to pay expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party has not been reimbursed for those expenses, and is wholly successful, on the merits or otherwise, or is substantially successful on the merits, in the outcome of the proceeding. The BCBCA also provides that a company may pay the expenses as they are incurred in advance of the final disposition of an eligible proceeding if the company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under the BCBCA, the eligible party will repay the amounts advanced.

For the purpose of the BCBCA, an “eligible party”, in relation to a company, means an individual who:

●	is or was a director or officer of the company;

●	is or was a director of another corporation at the time when the corporation is or was an affiliate of the company, or at the request of the company; or

●	at the request of the company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, with some exceptions, the heirs and personal or other legal representatives of that individual.

An “eligible proceeding” under the BCBCA is a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation is or may be joined as a party, or is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding. A “proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Notwithstanding the foregoing, the BCBCA prohibits indemnifying an eligible party or paying the expenses of an eligible party:

●
if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that such agreement was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

●
if the indemnity or payment is made otherwise than under an earlier agreement and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

●
if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, or as the case may be; or

●
in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

Additionally, if an eligible proceeding is brought against an eligible party by or on behalf of the company or an associated corporation, the company must not indemnify the eligible party or pay or advance the expenses of the eligible party in respect of the proceeding.

Whether or not payment of expenses or indemnification has been sought, authorized or declined under the BCBCA, on the application of a company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

●	order a company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

●	order a company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

●	order the enforcement of, or any payment under, an agreement of indemnification entered into by a company;

●	order a company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section; or

●	make any other order the court considers appropriate.

The BCBCA provides that a company may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation.

Insofar as indemnification for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy in the United States as expressed in the Securities Act and is therefore unenforceable.

EXHIBITS

Exhibit No.		Description
4.1
Amended and restated annual information form for the Registrant’s fiscal year ended December 31, 2009, dated November 2, 2010; incorporated by reference to the Registrant’s annual report on Form 40-F/A, filed with the Commission on November 2, 2010.

4.2
Audited consolidated financial statements, the notes thereto and the auditors report thereon as at and for the Registrant’s  fiscal year ended December 31, 2009, including the report of the independent auditor with respect thereto, incorporated by reference to the Registrant’s annual report on Form 40-F, filed with the Commission on April 1, 2010.

4.3
Management’s discussion and analysis for the Registrant’s fiscal years ended December 31, 2009 and 2008, incorporated by reference to the Registrant’s annual Report on form 40-F, filed with the Commission on April 1, 2010.

4.4
Unaudited consolidated financial statements of the Registrant as at and for the three and six months ended June 30, 2010 and the notes thereto, incorporated by reference to the Registrant’s Current Report on Form 6-K, furnished to the Commission on August 16, 2010.

4.5
Management's discussion and analysis for the unaudited consolidated financial statements of the Registrant as at and for the three and six months ended June 30, 2010, incorporated by reference to the Registrant’s Current Report on Form 6-K, furnished to the Commission on August 16, 2010.

4.6
Management proxy circular dated May 3, 2010 prepared in connection with the annual and special meeting of the Registrant’s shareholders held on June 7, 2010, incorporated by reference to the Registrant’s Current Report on Form 6-K, furnished to the Commission on May 13, 2010.

4.7
Material change report of the Registrant dated May 11, 2010 with respect to the first ore reserves calculated on the Hugo North Extension deposit, incorporated by reference to the Registrant’s Current Report on Form 6-K, furnished to the Commission on May 21, 2010.

4.8
Material change report of the Registrant, dated June 30, 2010 with respect to the closing of the Registrant’s acquisition of PacMag Metals Limited, incorporated by reference to the Registrant’s Current Report on Form 6-K, furnished to the Commission on July 6, 2010.

5.1		Consent of Davidson & Company LLP, Chartered Accountants
5.2		Consent of Fasken Martineau DuMoulin LLP
5.3		Consent of John Vann, Quantitative Geoscience Pty Ltd*
5.4		Consent of Scott Jackson, Quantitative Geoscience Pty Ltd*
5.5		Consent of AMEC Minproc Limited*
5.6		Consent of Wardrop Engineering Inc.*
5.7		Consent of Robert M. Cann, Entrée Gold Inc.*
5.8		Consent of Stantec Consulting International LLC*
5.9		Consent of Dean David, AMEC Minproc Limited*
5.10		Consent of Owen Cullingham, O.R. Cullingham Resource Consultant Ltd.*
5.11		Consent of Bernard Peters, AMEC Minproc Limited*
5.12		Consent of George Stephen, Stantec Consulting International LLC*
5.13		Consent of Albert Chance, Golder Associates Ltd.*
5.14		Consent of Jarek Jakubec, SRK Consulting Inc.*
5.15		Consent of Bruce Brown, Rio Tinto Technology and Innovation*
5.16		Consent of Robert Morrison, Wardrop Engineering Inc.*

6.1		Powers of Attorney (included on the signature page of this Registration Statement on Form F-10)

	*	To be filed by amendment

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.     Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2.     Consent to Service of Process

Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

Any change to the name and address of the agent for service of the Registrant will be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

III-1

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on November 2, 2010.

ENTRÉE GOLD INC.

By:	/s/ Gregory G. Crowe
______________________
Gregory G. Crowe
Chief Executive Officer

Each person whose signature appears below constitutes and appoints Gregory G. Crowe and Hamish Malkin, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and registration statements filed pursuant to Rule 429 under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by or on behalf of the following persons in the capacities indicated on November 2, 2010.

Signature	Title

/s/ Gregory G. Crowe Gregory G. Crowe	President, Chief Executive Officer, and Director (Principal Executive Officer)

/s/ Hamish Malkin Hamish Malkin	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Mark H. Bailey Mark H. Bailey	Director

/s/ Lindsay R. Bottomer Lindsay R. Bottomer	Director

III-2

Signature	Title

/s/ James L. Harris James L. Harris	Director

/s/ Peter G. Meredith Peter G. Meredith /s/ Michael Howard Michael Howard	Director Director

Authorized representative

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has signed this Registration Statement, solely in his capacity as the duly authorized representative of Entrée Gold Inc. in the United States of America, in the State of Washington, on November 2, 2010.

Entrée Gold Inc.

By:	/s/ Mark H. Bailey
______________________
Name: Mark H. Bailey
Title: Director

III-3

EXHIBIT INDEX
Exhibit No.		Description
4.1
Amended and restated annual information form for the Registrant’s fiscal year ended December 31, 2009, dated November 2, 2010; incorporated by reference to the Registrant’s annual report on Form 40-F/A, filed with the Commission on November 2, 2010.

4.2
Audited consolidated financial statements, the notes thereto and the auditors report thereon as at and for the Registrant’s  fiscal year ended December 31, 2009, including the report of the independent auditor with respect thereto, incorporated by reference to the Registrant’s annual report on Form 40-F, filed with the Commission on April 1, 2010.

4.3
Management’s discussion and analysis for the Registrant’s fiscal years ended December 31, 2009 and 2008, incorporated by reference to the Registrant’s annual Report on form 40-F, filed with the Commission on April 1, 2010.

4.4
Unaudited consolidated financial statements of the Registrant as at and for the three and six months ended June 30, 2010 and the notes thereto, incorporated by reference to the Registrant’s Current Report on Form 6-K, furnished to the Commission on August 16, 2010.

4.5
Management's discussion and analysis for the unaudited consolidated financial statements of the Registrant as at and for the three and six months ended June 30, 2010, incorporated by reference to the Registrant’s Current Report on Form 6-K, furnished to the Commission on August 16, 2010.

4.6
Management proxy circular dated May 3, 2010 prepared in connection with the annual and special meeting of the Registrant’s shareholders held on June 7, 2010, incorporated by reference to the Registrant’s Current Report on Form 6-K, furnished to the Commission on May 13, 2010.

4.7
Material change report of the Registrant dated May 11, 2010 with respect to the first ore reserves calculated on the Hugo North Extension deposit, incorporated by reference to the Registrant’s Current Report on Form 6-K, furnished to the Commission on May 21, 2010.

4.8
Material change report of the Registrant, dated June 30, 2010 with respect to the closing of the Registrant’s acquisition of PacMag Metals Limited, incorporated by reference to the Registrant’s Current Report on Form 6-K, furnished to the Commission on July 6, 2010.

5.1		Consent of Davidson & Company LLP, Chartered Accountants
5.2		Consent of Fasken Martineau DuMoulin LLP
5.3		Consent of John Vann, Quantitative Geoscience Pty Ltd*
5.4		Consent of Scott Jackson, Quantitative Geoscience Pty Ltd*
5.5		Consent of AMEC Minproc Limited*
5.6		Consent of Wardrop Engineering Inc.*
5.7		Consent of Robert M. Cann, Entrée Gold Inc.*
5.8		Consent of Stantec Consulting International LLC*
5.9		Consent of Dean David, AMEC Minproc Limited*
5.10		Consent of Owen Cullingham, O.R. Cullingham Resource Consultant Ltd.*
5.11		Consent of Bernard Peters, AMEC Minproc Limited*
5.12		Consent of George Stephen, Stantec Consulting International LLC*
5.13		Consent of Albert Chance, Golder Associates Ltd.*
5.14		Consent of Jarek Jakubec, SRK Consulting Inc.*
5.15		Consent of Bruce Brown, Rio Tinto Technology and Innovation*
5.16		Consent of Robert Morrison, Wardrop Engineering Inc.*

6.1		Powers of Attorney (included on the signature page of this Registration Statement on Form F-10)

	*	To be filed by amendment